Contact	Chris Grandis	Moved on Business Wire
	Media Relations Director	February 8, 2012
Corporate
703.641.2316
cgrandis@csc.com

Bryan Brady
Vice President, Investor Relations
Corporate
703.641.3000
investorrelations@csc.com

CSC REPORTS THIRD QUARTER 2012 RESULTS
FALLS CHURCH, Va., Feb. 8 – CSC (NYSE: CSC) today reported results for the third quarter of fiscal 2012 ended December 30, 2011.

The financial summary for the third quarter is as follows:

•
Revenue was $3.76 billion net of a $204 million reduction relating to the U.K. National Health Service (NHS) contract. Excluding the NHS reduction, revenue was $3.97 billion, a decrease of 0.7% when compared to a year ago.

•	EPS from continuing operations was ($8.97) and included two significant non-cash charges:
➢
On December 27, 2011, the Company issued a Form 8-K announcing that it would record a material impairment of the Company’s net investment in the NHS contract.  Third quarter results reflect a charge of $1.49 billion, reducing EPS from continuing operations by $9.93.

➢
A further goodwill impairment review for the BSS-Health reporting unit took place in the third quarter and resulted in a net goodwill impairment charge of $60 million which represented all of the remaining goodwill at BSS-Health.  This charge reduced EPS from continuing operations by $0.39.

•	Excluding the impact of the above charges, non-GAAP EPS was $1.35.
•	Pre-tax margin was –38.2% versus 5.8% in the previous year.
•	Operating margin of -34.1% compares to 7.4% for the year ago quarter.
•	Operating cash flow was $720 million for the quarter, as compared to $462 million for the year ago quarter.
•	Free cash flow was $499 million for the quarter when compared to $250 million for the year ago quarter.
•	New business awards were $4.1 billion for the quarter and $13.0 billion year to date, which represents an increase of 71% and 26%, respectively, when compared to last year.

New Business Awards

Across the three lines of business, new business awards for the third quarter were $4.1 billion.  North American Public Sector (NPS) contributed $0.8 billion, Managed Services Sector (MSS) delivered $2.4 billion, and Business Solutions & Services (BSS) closed $0.9 billion of new business.

On a year-to-date basis, new business awards were approximately $13.0 billion which is a 26% increase compared to the previous year.

Revenue by Line of Business

For the quarter, revenue from BSS was $0.74 billion. After adjusting for the $204 million NHS reduction, BSS revenue was $0.94 billion (an increase of 5.0% from the third quarter last year and an increase of 4.9% in constant currency).  NPS revenue was $1.38 billion (down 6.1% from the third quarter last year).  MSS revenue was $1.67 billion (an increase of 1.0% from the third quarter of last year and an increase of 1.1% in constant currency).

Business Commentary

“I am encouraged by our continued success in capturing new business, our strong cash generation, and the sequential improvement in MSS operating margin,” said Michael W. Laphen, CSC Chairman, President and Chief Executive Officer. “Notwithstanding the NHS charge, discussions continue toward defining a program scope and a market potential that builds upon our accomplishments to date.”

Guidance

On December 27, 2011, the Company issued a Form 8-K regarding the NHS contract and withdrew its guidance for fiscal year 2012 pending clarity around the NHS situation.  As discussions continue with the client, guidance will not be provided at this time but will be communicated at a later date after discussions are completed.

Conference Call and Webcast

CSC senior management will host a conference call and Webcast at 11:00 a.m. EST today. The conference call dial-in number for domestic callers is 800-723-6498. International callers will need to dial +1 785-830-7989. The pass code for all participants is 4001210. The Webcast and presentation slides can be accessed at www.csc.com/investor_relations.

Non-GAAP Measures

In an effort to provide investors with additional information regarding the Company’s preliminary results as determined by generally accepted accounting principles (GAAP), the Company has also disclosed in this press release preliminary non-GAAP information which management believes provides useful information to investors, including: adjusted data, operating income, operating margin, non-GAAP Earnings/(Loss) per share from Continuing Operations, free cash flow and free cash flow as a percentage of net income attributable to CSC common shareholders.  A reconciliation of the adjustments to preliminary GAAP results for this quarter, nine months and prior periods, as well as the rationale for management’s use of non-GAAP measures, is included in the tables below.

About CSC

CSC is a global leader in providing technology-enabled business solutions and services. Headquartered in Falls Church, Va., CSC has approximately 98,000 employees and reported revenue of $16.0 billion for the 12 months ended December 30, 2011. For more information, visit the company's website at www.csc.com.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in CSC’s Form 10-K for the fiscal year ended April 1, 2011 and any updating information in subsequent SEC filings.  The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent event or otherwise, except as required by law.

                                                                                                                                                                                                                   2/08/2012

Revenues by Segment
(preliminary and unaudited)

	Quarter Ended
			% of Total Revenue
(Amounts in millions)	December 30, 2011	December 31, 2010 (2)	Fiscal 2012	Fiscal 2011(2)

Business Solutions & Services	$740	$899	20%	23%
Managed Services Sector	1,670	1,653	44	41
Department of Defense(3)	921	1,081	25	27
Civil Agencies(3)	392	348	10	9
Other(1)	66	40	2	1
North American Public Sector	1,379	1,469	37	37
Corporate & Eliminations	(25)	(26)	(1)	(1)
Total Revenues	$3,764	$3,995	100%	100%

	Nine Months Ended
			% of Total Revenue
(Amounts in millions)	December 30, 2011	December 31, 2010 (2)	Fiscal 2012	Fiscal 2011(2)

Business Solutions &Services	$2,646	$2,589	22%	22%
Managed Services Sector	4,908	4,832	42	41
Department of Defense(3)	2,901	3,244	25	28
Civil Agencies(3)	1,221	1,102	10	9
Other(1)	177	152	2	1
North American Public Sector	4,299	4,498	37	38
Corporate & Eliminations	(90)	(79)	(1)	(1)
Total Revenues	$11,763	$11,840	100%	100%

(1)	Other revenues consist of revenue from state, local and select foreign governments as well as commercial contracts performed by the NPS segment.
(2)	Prior period amounts have been recast from those presented in previously filed Form 10-Q and Press Release to reflect discontinued operations of a business sold in fiscal 2011.
(3)	Certain NPS amounts for fiscal 2012 and 2011 were reclassified from Department of Defense to Civil Agencies to conform to the current year presentation.

                                                                                                                                                                                                                         2/08/2012

Consolidated Condensed Statements of Operations
(preliminary and unaudited)

	Quarter Ended		Nine Months Ended
(Amounts in millions, except per-share amounts)	December 30, 2011	December 31, 2010 (1)	December 30, 2011	December 31, 2010 (1)

Revenues	$3,764	$3,995	$11,763	$11,840
Costs of services (excludes depreciation and amortization, contract charge and settlement charge)	3,237	3,221	9,885	9,539
Cost of services – specified contract charge (excludes amount charged to revenue of $204)	1,281	-	1,281	-
Costs of services - settlement charge (excludes amount charged to revenue of $42)	-	-	227	-
Selling, general and administrative	275	242	846	731
Depreciation and amortization	302	269	870	797
Goodwill impairment	60	-	2,745	-
Interest expense	43	43	131	126
Interest income	(8)	(8)	(32)	(25)
Other (income) expense, net	12	(2)	1	(14)
Total costs and expenses	5,202	3,765	15,954	11,154

(Loss) income from continuing operations before taxes	(1,438)	230	(4,191)	686
Taxes on income	(45)	(14)	(118)	123
(Loss) income from continuing operations	(1,393)	244	(4,073)	563
Income (Loss) from discontinued operations, net of taxes	2	(1)	1	21
Net (loss) income	(1,391)	243	(4,072)	584
Less: Net (loss) income attributable to noncontrolling interest, net of tax	(1)	1	12	15
Net (loss) income attributable to CSC common shareholders	$(1,390)	$242	$(4,084)	$569

Earnings (loss) per common share:
Basic:
Continuing operations	$(8.97)	$1.58	$(26.36)	$3.55
Discontinued operations	0.01	(0.01)	0.01	0.14
	$(8.96)	$1.57	$(26.35)	$3.69
Diluted:(2)
Continuing operations	$(8.97)	$1.55	$(26.36)	$3.51
Discontinued operations	0.01	(0.01)	0.01	0.13
	$(8.96)	$1.54	$(26.35)	$3.64

Cash dividend per common share	$0.20	$0.20	$0.60	$0.50

Weighted average common shares outstanding for:
Basic EPS	155.061	154.526	154.983	154.378
Diluted EPS(2)	155.061	156.716	154.983	156.434

(1)
The consolidated condensed statement of operations for the quarter and nine months ended December 31, 2010, has been recast  from the one presented in previously filed Form 10-Q and Press Release to reflect discontinued operations of a business sold in the second quarter of  fiscal 2011.

(2)	The computation of the diluted earnings (loss) per share for the quarter and nine months ended December 30, 2011, excluded securities whose effect, if included, would have been anti-dilutive.

                                                                                                                                                                                                        2/08/2012

Selected Balance Sheet Data
(preliminary and unaudited)

(Amounts in millions)	As of
	December 30, 2011	April 1, 2011
Assets
Cash and cash equivalents	$898	$1,837
Receivables, net	3,296	3,719
Prepaid expenses and other current assets	477	2,001
Total current assets	4,671	7,557

Property and equipment, net	2,470	2,496
Outsourcing contract costs, net	602	647
Software, net	666	562
Goodwill	1,718	4,038
Other assets	971	820
Total assets	$11,098	$16,120

Liabilities
Short-term debt and current maturities of long-term debt	$259	$170
Accounts payable	397	517
Accrued payroll and related costs	684	817
Other accrued expenses	1,198	1,291
Deferred revenue	642	987
Income taxes payable and deferred income taxes	212	396
Total current liabilities	3,392	4,178

Long-term debt, net of current maturities	2,470	2,409
Income tax liabilities and deferred income taxes	491	511
Other long-term liabilities	1,499	1,462

Total equity	3,246	7,560

Total liabilities and equity	$11,098	$16,120

Debt as a percentage of total capitalization	45.7%	25.4%

                                                                                                                                                                                                                2/08/2011

Consolidated Condensed Statement of Cash Flows
(preliminary and unaudited)
	Nine Months Ended
(Amounts in millions)	December 30, 2011	December 31, 2010
Cash flows from operating activities:
Net (loss) income	$(4,072)	$584
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization and other non-cash charges	933	857
Goodwill impairment	2,745	-
Specified contract charge	1,485	-
Settlement charge	269	-
Stock based compensation	36	46
Provision for losses on accounts receivable	6	7
Unrealized foreign currency exchange loss (gain)	5	(5)
Loss (gain) on dispositions	6	(33)
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Decrease (increase) in assets	109	(50)
Decrease in liabilities	(842)	(602)
Net cash provided by operating activities	680	804
Cash flows from investing activities:
Purchases of property and equipment	(433)	(513)
Outsourcing contracts	(142)	(79)
Acquisitions, net of cash acquired	(368)	(158)
Business dispositions	-	54
Software purchased or developed	(172)	(127)
Other investing activities, net	27	88
Net cash used in investing activities	(1,088)	(735)

Cash flows from financing activities:
Net borrowings of commercial paper	-	335
Borrowings under lines of credit	94	47
Repayments of borrowings under lines of credit	(46)	(1,545)
Principal payments on long-term debt	(433)	(63)
Proceeds from stock options	15	26
Excess tax benefit from stock based compensation	2	2
Dividend payments	(93)	(46)
Other financing activities, net	(10)	(19)
Net cash used in financing activities	(471)	(1,263)

Effect of exchange rate changes on cash and cash equivalents	(60)	39

Net decrease in cash and cash equivalents	(939)	(1,155)
Cash and cash equivalents at beginning of year	1,837	2,784
Cash and cash equivalents at end of period	$898	$1,629

                                                                                                                                                                                                              2/08/2012

Non-GAAP Financial Measures
The following tables reconcile certain non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  CSC management believes that these non-GAAP financial measures provide useful information to investors regarding the Company’s financial condition and results of operations as they provide another measure of the Company’s profitability and ability to service its debt, and are considered important measures by financial analysts covering CSC and its peers.  Management uses operating income and other non-GAAP measures to evaluate business unit financial performance and these are among the measures used in assessing management performance.  One of the limitations associated with the use of operating income (as compared to reported earnings) and other non-GAAP measures are that they do not reflect the complete financial results of the Company.  CSC compensates for these limitations by providing reconciliations, as set forth below, including between operating income and income before taxes.

GAAP Reconciliations

Operating (loss) income (preliminary and unaudited)	Quarter Ended		Nine Months Ended
(Amounts in millions)	December 30, 2011	December 31, 2010 (1)	December 30, 2011	December 31, 2010 (1)

Operating (loss) income	$(1,285)	$297	$(1,180)	$879
Corporate G&A	(46)	(34)	(166)	(106)
Interest expense	(43)	(43)	(131)	(126)
Interest income	8	8	32	25
Goodwill impairment	(60)	-	(2,745)	-
Other income (expense), net	(12)	2	(1)	14
(Loss) income from continuing operations before taxes	$(1,438)	$230	$(4,191)	$686

Free Cash Flow (preliminary and unaudited)	Quarter Ended		Nine Months Ended
(Amounts in millions)	December 30, 2011	December 31, 2010 (1)	December 30, 2011	December 31, 2010 (1)

Free cash flow	$499	$250	$(172)	$118
Net cash used in investing activities	185	277	1,088	735
Acquisitions, net of cash acquired	-	(93)	(368)	(158)
Business dispositions	-	2	-	54
Short-term investments	-	3	3	(8)
Payment on capital leases and other long-term asset financings	36	23	129	63
Net cash provided by operating activities	$720	$462	$680	$804
Net cash used in investing activities	$(185)	$(277)	$(1,088)	$(735)
Net cash used in financing activities	$(590)	$(1,216)	$(471)	$(1,263)

Operating (loss) income	$(1,285)	$297	$(1,180)	$879
Operating margin	(34.14)%	7.43%	(10.03)%	7.42%
Pre-tax margin	(38.20)%	5.76%	(35.63)%	5.79%

Note:  Free cash flow is a non-GAAP measure and the Company's definition of such measure may differ from other companies. We define free cash flow as equal to the sum of (1) operating cash flows, (2) investing cash flows, excluding business acquisitions, dispositions and investments (including short-term investments and purchase or sale of available for sale securities), and (3) payments on capital leases and other long-term asset financings. Operating margin is defined as operating income as a percentage of revenue. Pre-tax margin is defined as income before taxes as a percentage of revenue.

(1)
The amounts for the quarter and nine months ended December 31, 2010 have been recast from those presented in the previously filed Form 10-Q and Press Release to reflect discontinued operations of a business sold in the second quarter of fiscal 2011.

                                                                                                                                                                                                 2/08/2012
Selected Third Quarter Fiscal 2012 operating data (preliminary and unaudited) (Amounts in millions, except per-share amounts)	Q3 FY12 As Reported	Specified Contract Charge	BSS-Health Impairment	Q3 FY12 As Adjusted *
Revenues	$3,764	$(204)		$3,968
Operating (loss)/Income	(1,285)	(1,485)		200
Operating Margin	-34.14%			5.04%
Corporate G&A	46			46
Net interest expense	35			35
Other income, net	12			12
Goodwill impairment	60		60	-
(Loss) income from continuing operations before taxes	(1,438)	(1,485)	(60)	107
Net (loss) income attributable to CSC common shareholders	(1,390)	(1,539)	(60)	209
Diluted earnings (loss) per share from continuing operations	$(8.97)	$(9.93)	$(0.39)	$1.35

* As Adjusted is a non-GAAP measure that excludes impact of the specified contract charge and third quarter 2012 BSS-Health goodwill impairment charge. CSC Management believes that this non-GAAP financial measure provides useful information to investors regarding the impact of the two large non-cash items that occurred in Q3 FY12. (Numbers subject to rounding)